MSPC
Certified Public
Accountants and Advisors, P.C.

Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read Form 6-K of ESGL Holdings Limited ("ESGL" or "the Company") dated November 27, 2023, and have the following comments:

1. We agree with the statements made in paragraphs one, two and three in the section "Changes in the Company's Certifying Accountant".

2. We have no basis on which to agree or disagree with the statement in paragraph four of the registrant contained therein.

MSPC

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York
November 27, 2023